EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report on Form 10-K of Tri City Bankshares Corporation of our report dated February 10, 2004, relating to the consolidated financial statements of Tri City Bankshares Corporation and Subsidiary as of and for the year ended December 31, 2003, appearing in the Annual Report to Stockholders of Tri City Bankshares Corporation for the year ended December 31, 2003.

We consent to the incorporation by reference in Registration Statements No. 33-56886 on Form S-3 and No. 333-111617 on Form S-8 of Tri City Bankshares Corporation of our report dated February 10, 2004, relating to the consolidated financial statements of Tri City Bankshares Corporation and Subsidiary as of and for the year ended December 31, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Tri City Bankshares Corporation for the year ended December 31, 2003.

                                              /s/ Virchow, Krause & Company, LLP


Milwaukee, Wisconsin
March 26, 2004